Exhibit 10.4

CAVA GROUP, INC.
FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

i

	5.6 Subsidiary Board Approval – General	20
	5.7 Termination of Covenants	20

6.	Miscellaneous	20

	6.1 Effectiveness	20
	6.2 Successors and Assigns	20
	6.3 Governing Law	21
	6.4 Counterparts	21
	6.5 Titles and Subtitles	21
	6.6 Notices	21
	6.7 Amendments and Waivers	22
	6.8 Severability	22
	6.9 Aggregation of Stock	22
	6.10 Additional Investors	22
	6.11 Entire Agreement	23
	6.12 Dispute Resolution	23
	6.13 Attorneys’ Fees	23
	6.14 Delays or Omissions	23
	6.15 Specific Performance	24
	6.16 Termination	24
	6.17 Waiver	24
Schedule 1    –    Schedule of Investors
ii

CAVA GROUP, INC.
FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Fifth Amended and Restated Investors’ Rights Agreement (this “Agreement”), is made as of March 26, 2021, by and among Cava Group, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock listed on Schedule 1 hereto (the “Investors”).
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock and possess information rights, rights of first offer and other rights pursuant to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 16, 2018 by and among the Company and such Existing Investors (the “Prior Agreement”);
WHEREAS, the Company and the Existing Investors desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, certain Investors are parties to that certain Series F Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and certain of the Investors (the “Purchase Agreement”), under which the obligations of the Company and such Investors party to the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.
WHEREAS, except as set forth in Section 6.1, this Agreement shall only become effective upon the Initial Closing (as defined in the Purchase Agreement, and for purposes of this Agreement, the “Initial Closing”) and until such time the Prior Agreement shall remain in full force and effect.
AGREEMENT
NOW, THEREFORE, the Company and the Existing Investors hereby agree that, effective upon the Initial Closing, the Prior Agreement shall be amended and restated in its entirety as follows, and the parties to this Agreement further agree as follows:
1.    Definitions. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided that with respect to Act III Holdings LLC, “Affiliate” at all times shall include any custodian or trustee of any trust partnership or limited liability company exclusively for the benefit of, or the ownership interests of which are owned wholly by, Ronald M. Shaich, any of his spouse, children or other direct lineal descendants, or any one or more trusts exclusively for the benefit of any of them.
1.2    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
1.3    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Company’s business, but shall not include any financial investment firm or collective investment vehicle solely by virtue of its ownership (and/or its Affiliates’ ownership) of an equity interest in any Competitor solely for investment purposes. For the sake of clarity, an Investor that is a venture capital fund shall not be deemed to be a competitor of the Company merely because it has a portfolio company that is a competitor to the Company.
1.4    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.5    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.6    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.7    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.8    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.9    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10    “GAAP” means generally accepted accounting principles in the United States.
1.11    “Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.12    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.13    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.14    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.15    “Major Investor” means any of TF Group Holdings LLC, Artal International S.C.A. and any Investor that, individually or together with such Investor’s Affiliates, holds at least 200,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.16    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.17    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.18    “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.
1.19    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.2, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.
1.20    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.21    “Restated Certificate” means the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended from time to time.
1.22    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.
1.23    “SEC” means the Securities and Exchange Commission.
1.24    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.25    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.26    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.27    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
1.28    “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.
1.29    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.
1.30    “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.
1.31    “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.
1.32    “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.0001 per share.
1.33    “Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.0001 per share.
1.34    “Subsidiary” means any direct or indirect subsidiary of the Company now existing or formed hereafter (if any).

2.    Registration Rights. The Company covenants and agrees as follows:
2.1    Form S-3 Demand.
(a)    If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (inclusive of any Registrable Securities issuable upon conversion of any Preferred Stock then outstanding) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $25 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(b) and 2.3.
(b)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1, a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors (the “Board of Directors”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
(c)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as

“effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c).
2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3    Underwriting Requirements.
(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(a) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one year, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $20,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.10.
2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are bound by and have entered into similar agreements. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.
2.12    Restrictions on Transfer.
(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.13    Termination of Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate;
(b)    such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and
(c)    the fifth anniversary of the IPO.

3.    Information and Observer Rights.
3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:
(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally or regionally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statement of income for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within thirty (30) days of the end of each month, (i) an unaudited statement of income for such month, and (ii) an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP); and
(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, an annual operating budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2    Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the properties of the Company and the

Subsidiaries; examine their books of account and records; and discuss their affairs, finances, and accounts with their officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company and the Subsidiaries shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3    Observer Rights(a)    .
(a)    During any period of time in which (i) there is not a designee of Cava Grill Investors LLC (“CGI”) on the Company’s Board of Directors and (ii) CGI has rights under Section 1.2(d) and (e) of the Fifth Amended and Restated Voting Agreement related to appointing a designee to the Board of Directors, the Company shall invite a representative of CGI to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if CGI or its representative is or becomes a Competitor of the Company.
(b)    During any period of time in which (i) Lambros Grigoropoulos is not on the Company’s Board of Directors and (ii) Lambros Grigoropoulos has rights under Section 1.2(f) of the Fifth Amended and Restated Voting Agreement related to appointing a designee to the Board of Directors, the Company shall invite Lambros Grigoropoulos to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give Lambros Grigoropoulos copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that Lambros Grigoropoulos shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further that the Company reserves the right to withhold any information and to exclude Lambros Grigoropoulos from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if Lambros Grigoropoulos is or becomes a Competitor of the Company.
3.4    Termination of Information and Observer Rights(a)    . The covenants set forth in Sections 3.1,  3.2, and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO (as that term is defined in the Restated Certificate), or (ii) upon a Deemed Liquidation Event (as that term is defined in the Restated Certificate), whichever event occurs first.
3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
4.    Rights to Future Stock Issuances.
4.1    Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates, and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Fifth Amended and Restated Voting Agreement and the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of shares of Preferred Stock and any other Derivative Securities.
(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.
(d)    The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series F Preferred Stock to Purchasers under the Purchase Agreement.
4.2    Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.
5.    Additional Covenants.
5.1    Insurance. The Company shall use its commercially reasonable efforts to obtain, within thirty (30) days of the date hereof, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount of no less than $10,000,000 or such other amount as may be approved by the Board of Directors and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.
5.2    Matters Requiring the Approval of a Majority of the Directors. The Company hereby covenants and agrees with each of the Investors that it shall not, and shall not permit any

Subsidiary to, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the directors of the Board of Directors then in office:
(a)    approve the Budget;
(b)    make, or allow any subsidiary to make, any individual capital expenditure in excess of $250,000 that is not already included in the Budget approved by the Board of Directors;
(c)    authorize or issue equity securities of the Company, or any Subsidiary, for purposes of raising capital to fund operations or growth;
(d)    incur or guarantee any aggregate indebtedness that is not already included in the Budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;
(e)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Preferred Stock only as expressly authorized in the Restated Certificate, (ii) dividends or other distributions payable on the Common Stock only as expressly authorized in the Restated Certificate, or (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;
(f)    consummate an IPO, liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation, or any other Deemed Liquidation Event (as that term is defined in the Restated Certificate), or consent to any of the foregoing;
(g)    increase the number of shares of Common Stock authorized or reserved for issuance under any equity incentive plan or establish or adopt any new employee stock option plan, employee stock purchase plan, employee restricted stock plan or other similar equity incentive plan;
(h)    acquire a material amount of assets through a merger or purchase of all or substantially all of the assets or capital stock of another entity; or
(i)    hire, terminate, or change the compensation of any executive officer, including approving any option grants or stock awards to any executive officer.
5.3    Board Matters. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors or any committees thereof and in connection with attending any other events (e.g. meetings and trade shows) required by or at the request of the Company.
5.4    Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4)

year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
5.5    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.
5.6    Subsidiary Board Approval – General. No Subsidiary shall take any action without the approval of the Board of Directors of the Company to the extent approval of the Board of Directors of the Company would be required in the event such action was to be taken by the Company itself.
5.7    Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.
6.    Miscellaneous.
6.1    Effectiveness. Except for this Section 6.1 and Section 6.16, which shall be effective as of the date hereof, the effectiveness of this Agreement shall be conditioned upon the consummation of the Initial Closing, at which time the Prior Agreement shall be amended and restated in its entirety as set forth in this Agreement without any further action of any Person. Unless and until the Initial Closing occurs, the parties to the Prior Agreement will continue to be bound by the terms of the Prior Agreement and entitled and subject to the rights and obligations set forth therein.
6.2    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.3    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.
6.4    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.5    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications to the Investors shall be sent to the respective parties at their address as set forth on the signature page or Schedule 1, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, it shall be sent to the principal office of the Company at 702 H St NW, 2nd Floor Washington, DC 20001, Attn: Chief Executive Officer, or to such email address, facsimile number, or address as subsequently modified by written notice in accordance with this Section 6.6. If notice is given to (i) the Company, a copy shall also be sent to Jeremy London, Kenneth Wolff and Ryan Dzierniejko, Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Ave NW, Washington, DC 20005, [***], and (ii) the Investors, a copy shall be sent to The Invus Group LLC, attn.: Benjamin Felt, 750 Lexington Avenue, 30th Floor, New York, NY 10022; Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, TX 77002, attn.: Christopher May; Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, attn.: Anthony Vernace, and to Act III Holdings LLC, 23 Prescott Street, Brookline, Massachusetts 02446; Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, attn.: Francis Aquila and Audra Cohen.

6.7    Amendments and Waivers. This Agreement amends and restates in its entirety the Prior Agreement. Notwithstanding the fact that the signature pages hereto may name one or more parties who have not executed this Agreement, this Agreement will be a valid and effective amendment to the Prior Agreement pursuant to its terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding (inclusive of any Registrable Securities issuable upon conversion of any Preferred Stock then outstanding); provided that any waiver of the rights pursuant to Section 4 of this Agreement shall require the written consent of at least a majority of the Registrable Securities then outstanding held by the Major Investors; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); provided further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, however, that in the event of such a purchase, the Company shall provide each non-waiving Major Investor notice and the opportunity to participate on a pro rata basis (based on the level of participation of the other non-waiving Major Investor purchasing the largest portion of such Major Investor’s pro rata share) on the same terms and conditions as the purchasing Major Investor(s) and in accordance with the notice and election periods set forth in Section 4. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.8    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.9    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.10    Additional Investors. Notwithstanding anything to the contrary contained herein, any holder of Preferred Stock who was not listed on Schedule 1 hereto as of the date of this Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.11    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto), the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the Initial Closing, the Prior Agreement shall be deemed superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.
6.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.13    Attorneys’ Fees. Each party will bear its own costs in respect of any disputes arising under this Agreement.
6.14    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.15    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction as may be granted by a court of competent jurisdiction.
6.16    Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall automatically terminate and cease to be of any further force and effect upon any termination of the Purchase Agreement in accordance with its terms prior to the consummation of the Initial Closing.
6.17    Waiver. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 4 shall not apply in respect of any offer or sale of New Securities in connection with the Tender Offer (as defined in the Purchase Agreement).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CAVA GROUP, INC.

By:	/s/ Brett M. Schulman
Brett M. Schulman, President and CEO
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

ARTAL INTERNATIONAL S.C.A.

By:	Artal International Management S.A.,
as Managing Partner

By:	/s/ Anne Goffard
Ann Goffard, Managing Director
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

REVOLUTION GROWTH III, LP

By:	Revolution Growth GP III, LP
Its	General Partner

By:	Revolution Growth UGP III, LLC
Its:	General Partner

By:	/s/ Steven J. Murray

Name:	Steven J. Murray

Its:	Operating Manager
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SHEA VENTURES LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Managing Director
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

TOYOPA PARTNERS LP

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	General Partner
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SWaN HOSPITALITY 4, LLC

By:	/s/ Fredrick Schaufeld
Fredrick Schaufeld, Managing Director
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SWaN & LEGEND FUND 3, LP

By:	SWaN & Legend Fund 3 GP, LLC, its General Partner

By:	/s/ David Strasser
David Strasser, Managing Director

SWaN & LEGEND FUND 4, LP

By:	SWaN & Legend Fund 4 GP, LLC, its General Partner

By:	/s/ David Strasser
David Strasser, Managing Director

SWaN HOSPITALITY, LLC

By:	/s/ Frederick Schaufeld
Frederick Schaufeld, Managing Director

SWaN HOSPITALITY 2, LLC

By:	/s/ Frederick Schaufeld
Frederick Schaufeld, Managing Director

SWaN HOSPITALITY 3, LLC

By:	/s/ Frederick Schaufeld
Frederick Schaufeld, Managing Director
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SMALLCAP WORLD FUND, INC.

By	Capital Research and Management Company, for
and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley
	Name:	Walter R. Burkley
	Title:	Authorized Signatory
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

Declaration Capital PE SPV XXX LLC

By:	/s/ Rob Jackowitz
	Name:	Rob Jackowitz
	Title:	Authorized Person
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

Equilibra PE Partners LLC

By:	/s/ Stacy Dick
	Name:	Stacy Dick
	Title:	President & CFO
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

MOUSSERNA L.P.

By	Serena Limited, its General Partner

By:	/s/ Charles Heilbronn
	Name:	Charles Heilbronn
	Title:	President
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

LIGHTHOUSE

Map 248 Segregated Portfolio

By:	/s/ Robert P. Swan
	Name:	Robert P. Swan
	Title:	Director

By:	/s/ Aaron Nieman
Aaron Nieman

By:	/s/ Blaine Marder
Blaine Marder

By:	/s/ Daniel Marcus
Daniel Marcus

By:	/s/ Ara Terpanjian
Ara Terpanjian
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date first written above.

CAVA ACT III, LLC

By:	/s/ Ronald M. Shaich
Ronald M. Shaich, Chief Executive Officer

CAVA ACT III TRUST, LLC

By:	/s/ Ronald M. Shaich
Ronald M. Shaich, Chief Executive Officer
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND
T. ROWE PRICE SPECTRUM CONSERVATIVE ALLOCATION FUND
T. ROWE PRICE SPECTRUM MODERATE ALLOCATION FUND
T. ROWE PRICE SPECTRUM MODERATE GROWTH ALLOCATION FUND
T. ROWE PRICE MODERATE ALLOCATION PORTFOLIO
U.S. SMALL-CAP STOCK TRUST
TD MUTUAL FUNDS - TD U.S. SMALL-CAP EQUITY FUND
T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST
MINNESOTA LIFE INSURANCE COMPANY
COSTCO 401(K) RETIREMENT PLAN
MASSMUTUAL SELECT FUNDS – MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: [***]
E-mail: [***]
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.
T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL
SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: [***]
E-mail: [***]
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: [***]
E-mail: [***]
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE GLOBAL CONSUMER FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: [***]
E-mail: [***]
SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
CAVA GROUP, INC.